SDNB FINANCIAL CORP
                         1420 Kettner Boulevard
                      San Diego, California  92101


                             March ___, 1995


American Stock Transfer
    & Trust Company
40 Wall Street
New York, New York  10005

Attn:     George Karfunkel
          President

          Re:  Agreement for Subscription Agent Services

Ladies and Gentlemen:

          The purpose of this letter is to reflect the agreement of SDNB Financial Corp. (the "Company") and American Stock Transfer & Trust Company ("American") regarding American's acting as the Subscription Agent (as defined below) in connection with the Company's offering (the "Subscription Offering") of up to 769,582 shares of its common stock, no par value ("Common Stock"), pursuant to transferable subscription rights at a subscription price of $4.34 per share. The terms of the Subscription Offering are more fully described in the Prospectus relating to such offering. A copy of the Preliminary Prospectus is attached hereto as Exhibit A (such document, in the form declared effective by the Securities Exchange Commission and as it may be subsequently amended, shall be referred to herein as the "Prospectus"). Unless otherwise specified, capitalized terms used herein and defined in the Prospectus shall have the same meanings herein as set forth for them in the Prospectus.

          1. Appointment of Subscription Agent. The Company hereby appoints American as the subscription agent (the "Subscription
Agent") for the Subscription Offering.  As Subscription Agent,
American hereby agrees to perform the following services for the Company in accordance with the terms of the Prospectus:

               (a) Issue new and replacement Subscription Warrants to Rights Holders;

               (b)    Mail offering materials to Rights Holders;

               (c) Hold offering materials for Rights Holders whose addresses are outside of the continental United States or are A.P.O. or F.P.O. addresses;

               (d) Attempt to sell Subscription Rights upon the request of Rights Holders;

               (e) Effect transfers, divisions, and combinations of Subscription Warrants upon the request of Rights Holders;

               (f) Collect checks from subscribing Rights Holders and hold the proceeds in trust in an interest bearing account for the account of the Company;

               (g)    Communicate with Rights Holders;

               (h) Communicate with Depository Trust Company and all brokers regarding their respective record date positions;

               (i) Report to the Company daily on the total number of shares of Common Stock subscribed for, the amount of funds received, and the total number of Subscription Rights exercised;

               (j) Consult with the Company for specific instructions as to acceptance or rejection of subscriptions received after the Expiration Date and subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms of the Subscription Warrants;

               (k) Allocate Common Stock not required to satisfy the Basic Subscription Rights to those Rights Holders who properly elect to oversubscribe;

               (l) After the Expiration Date, consult with the Company regarding the disposition of unused or cancelled Subscription Warrants;

               (m)    Remit subscription proceeds to the Company;

               (n) Issue certificates for Common Stock to subscribing Rights Holders; and

               (o)    Update the Company's share register.

          2. No Solicitations. American hereby agrees that it shall not at any time advise any person as to whether such person should subscribe for shares of Common Stock pursuant to the Subscription
Offering or take any other action that may be deemed a solicitation.

          3. Payment. In exchange for American's Subscription Agent services, the Company hereby agrees to pay American $10,000.00, which payment shall be due and payable upon completion of the Subscription Offering.

          4.     Conditions to Subscription Agent's Performance.
American undertakes the duties and obligations imposed hereby upon the following terms and conditions, by all of which the Company shall be bound:

               (a) American may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to American as to any actions taken or omitted by American in good faith and in accordance with such opinion;

               (b) Whenever, in the performance of its duties hereunder, American shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, the Chief Financial Officer or any Vice President of the Company and delivered to American;
and such certificate shall be full authorization to American for any action taken or suffered in good faith by American under the provisions hereof in reliance upon such certificate;

               (c) American shall be liable hereunder only for its own negligence or willful misconduct;

               (d) American shall not be liable for or by reason of any of the statements of fact or recitals contained in the Prospectus or in the Subscription Warrants or be required to verify the same, except for information contained therein that relates to American; all statements and recitals contained in the Prospectus or in the Subscription Warrants that do not relate to American are and shall be deemed to have been made by the Company only.

               (e) American shall not be under any responsibility in respect of the validity of the Subscription Warrants or the execution and delivery thereof (except the due execution thereof by American), nor shall it be responsible for any breach by the Company of any covenant or condition contained in the Prospectus or in any Subscription Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to the Subscription Offering or any Subscription Warrant or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid, and nonassessable.

               (f) The Company agrees that it will indemnify the Subscription Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Subscription Agent for anything done or omitted by the Subscription Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises, provided that the Subscription Agent shall have provided the Company with notice of any such claim promptly after such claim became known to the Subscription Agent, and provided further that the Company shall have the right to assume the defense of any such claim upon receipt of written notice thereof from the Subscription Agent. If the Company assumes the defense of any such claim, the Subscription Agent shall be entitled to participate in (but not control) the defense of any such claim at its own expense. The Company shall not indemnify the Subscription Agent with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

               (g) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by American for the carrying out or performing by American of the provisions hereunder.

               (h) Nothing herein shall preclude American from acting in any other capacity for the Company.

          Please indicate your acceptance of the foregoing terms by executing this letter on the line provided below and returning it to the undersigned.

                              Very truly yours,


                              SDNB FINANCIAL CORP.



                              By:
                                  Murray L. Galinson
                                  President and Chief
                                  Executive Officer

Accepted and agreed to
this ____ day of March, 1995:

AMERICAN STOCK TRANSFER
& TRUST COMPANY


By:
    George Karfunkel
    President